UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2008

SPRING CREEK ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-53082	39-2064705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10F, Room#1005, Fortune Int’l Building No. 17, North DaLiuShu Road Hai Dian District, Beijing 100081 People’s Republic of China	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-106214-3561

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 13 2008, Spring Creek Acquisition Corp. (the “Company”) announced that the underwriters of its initial public offering (“IPO”) exercised their over-allotment option in full, for a total of an additional 675,000 units (over and above the 4,500,000 units sold in the IPO). Each unit (the “Units”) consists of one ordinary share, $.001 par value per share (the “Common Stock”), and one warrant, each warrant to purchase one share of Common Stock at an exercise price of $5.00 per share. The 5,175,000 Units sold in the offering, including the 675,000 units subject to the over-allotment option, were sold at an offering price of $8.00 per unit, generating gross proceeds of $41,400,000. $40,671,000, which includes the $1,430,000 of proceeds from the previously-announced private placement of warrants to the founding stockholders, has been placed in trust. The Company’s pro forma balance sheet as of March 13, 2008 reflecting receipt of the proceeds of the over-allotment is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

Exhibit No.	Description

99.1	Pro Forma Balance Sheet as of March 13, 2008.

99.2	Press release dated March 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2008	SPRING CREEK ACQUISITION CORP.

	By:	/s/ William Tsu-Cheng Yu
Name: William Tsu-Cheng Yu
Title: Chief Financial Officer